As filed with the Securities and Exchange Commission on March 18, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESPERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1870780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3891 Ranchero Drive, Suite 150

Ann Arbor, MI 48108

(Address of principal executive offices)

(734) 887-3903

(Registrant’s telephone number, including area code)

Tim M. Mayleben

President and Chief Executive Officer

Esperion Therapeutics, Inc.

3891 Ranchero Drive, Suite 150

Ann Arbor, MI 48108

(734) 887-3903

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Mitchell S. Bloom, Esq.

Arthur R. McGivern, Esq.

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

(617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-201198

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	12,500	$100.00	$1,250,000	$145.25

(1)

Represents only the additional number of shares being registered and includes 12,500 shares that may be purchased by the underwriters pursuant to their option to purchase additional shares. Does not include the shares that the Registrant previously registered on the Registration Statement on Form S-3 (File No. 333-201198).

(2)	Based on the public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to register additional shares of common stock, par value $0.001 per share, of Esperion Therapeutics, Inc. (the “Company”). Pursuant to Rule 462(b), the contents of the Company’s Registration Statement on Form S-3 (File No. 333-201198) which was declared effective by the Securities and Exchange Commission on December 31, 2014, including the exhibits thereto and each of the documents incorporated therein by reference, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-201198 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit No.	Description
5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

24.1

Powers of Attorney (included on the signature page to the Registration Statement on Form S-3 (File No. 333-201198), filed with the Securities and Exchange Commission on December 22, 2014 and incorporated by reference herein.)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ann Arbor, Michigan, on this 18th day of March, 2015.

ESPERION THERAPETICS, INC.

By:	/s/ TIM M. MAYLEBEN
Tim M. Mayleben
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tim M. Mayleben	President and Chief Executive Officer and Director	March 18, 2015
Tim M. Mayleben	(Principal Executive Officer and Principal Financial Officer)

/s/ Richard B Bartram	Vice President, Finance	March 18, 2015
Richard B. Bartram	(Principal Accounting Officer)

*	Executive Chairman, Chief Scientific Officer and Director	March 18, 2015
Roger S. Newton, Ph.D., FAHA

*	Director	March 18, 2015
Patrick Enright

*	Director	March 18, 2015
Dov A. Goldstein, M.D.

*	Director	March 18, 2015
Antonio M. Gotto, M.D., D.Phil

*	Director	March 18, 2015
Daniel Janney

*	Director	March 18, 2015
Mark E. McGovern, M.D.

*	Director	March 18, 2015
Gilbert S. Omenn, M.D., Ph.D

*	Director	March 18, 2015
Nicole Vitullo

* Pursuant to Power of Attorney

By:	/s/ Tim M. Mayleben
Name:	Tim M. Mayleben
Title:	Attorney-in-Fact